EXHIBIT 99.1

May 29, 2018

Cobra Signs New $900 million Contract to Finish the Restoration of Critical Electrical Services and Support the Initial Phase of Reconstruction of the Electrical Utility System in Puerto Rico

OKLAHOMA CITY, May 29, 2018 (GLOBE NEWSWIRE) - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today announced that its wholly owned subsidiary, Cobra Acquisitions LLC (“Cobra”), signed a one-year $900 million contract with the Puerto Rico Electric Power Authority (“PREPA”) to complete the restoration of the critical electrical transmission and distribution system components damaged as a result of Hurricane Maria as well as to support the initial phase of reconstruction of the electrical power system in Puerto Rico. Cobra has been working to restore electrical services in Puerto Rico since October 2017.

Request For Proposal (RFP) Process
In mid-February, the Commonwealth of Puerto Rico began a competitive RFP bid process (RFP #77844) to complete the restoration of critical electrical system components and to support the initial reconstruction phase of its electrical utility system following the impact of Hurricane Maria. This process involved the submission of bids from qualified infrastructure construction companies and an analysis by PREPA of each bidder’s experience, asset base, financial capacity, understanding of the project and overall cost to perform the work needed. After concluding the selection process, Cobra entered into a contract with PREPA on May 26, 2018.

Restoration and Reconstruction Contract
Under the terms of the contract, Cobra is to perform hurricane restoration and reconstruction services at various locations in PREPA’s service area. Cobra is increasing its total resource count in Puerto Rico to expedite the completion of the restoration process. As the restoration process comes to an end, Cobra will continue to work with the Commonwealth of Puerto Rico, PREPA and various other federal and Commonwealth agencies to transition to the long task of reconstructing the Puerto Rico power grid of the future. This contract award is in addition to the original contract to provide restoration services that Cobra entered into in October 2017, as amended.

Arty Straehla, Mammoth's Chief Executive Officer, stated, “We are very proud of our Cobra team in Puerto Rico and look forward to continuing our relationship with the Commonwealth of Puerto Rico, PREPA and the citizens of Puerto Rico. Through the team’s hard work, professionalism and technical ability, we have been selected to lead this very important effort to complete the restoration phase and transition to the reconstruction phase of the electric utility system in Puerto Rico, which is expected to last for several years. The reconstruction of the electric utility infrastructure will improve the reliability and quality of service for the citizens of Puerto Rico.”

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy service company serving (i) companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves and (ii) government-funded utilities, private utilities, public investor-owned utilities and co‑operative utilities through its energy infrastructure services division. Mammoth’s suite of services and products include: pressure pumping services, infrastructure services, natural sand and proppant services, contract land and directional drilling services and other services.

Investor Contact:
Don Crist - Director of Investor Relations
dcrist@mammothenergy.com
(405) 608-6048

Media Contact:
Peter Mirijanian
peter@pmpadc.com
(202) 464-8803

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release) contains certain statements and information that include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this news release may include statements, estimates and projections regarding Mammoth’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, including under Cobra’s utility infrastructure restoration and reconstruction contracts in Puerto Rico, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for Mammoth’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, these forward-looking statements are subject to significant risks and uncertainties, including those described in Mammoth’s Annual Report on Form 10-K, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K and other filings Mammoth makes with the Securities and Exchange Commission, which may cause actual results to differ materially from its historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; risks relating to economic conditions; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of our capital resources and liquidity; weather; natural disasters; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. Mammoth undertakes no obligation to correct, revise or update any forward‑looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

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